UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2005

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

Duke Realty Corporation (the “Company”) maintains the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership, as amended, and the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc., as amended (the “DIU Plans”) under which selected directors, officers and employees have been granted dividend increase units (“DIUs”).  The DIUs provide the holder a cash benefit measured by the increase in the Company’s dividend over the term of the award.  In 2005, changes in U.S. tax laws, specifically the enactment of Section 409A of the Internal Revenue Code (the “Code”), adversely affected the design and operation of DIUs that remained unvested as of January 1, 2005 (“Non-Grandfathered DIUs”).  In keeping with transitional relief provided in proposed Treasury regulations under Code Section 409A, certain individuals voluntarily cancelled their Non-Grandfathered DIUs in exchange for performance units pursuant to a new 2005 DIU Replacement Plan, which was adopted by the Company on December 6, 2005, as a subplan of the Duke Realty Corporation 2005 Long-Term Incentive Plan.  The performance units issued in replacement of surrendered DIUs (“DIU Performance Units”) are designed to comply with Code Section 409A and provide a benefit that, similar to the surrendered DIUs, is measured by the increase in the Company’s dividend over the term of the award.

Copies of the Duke Realty Corporation 2005 DIU Replacement Plan and the related Form of Forfeiture Agreement/Performance Unit Award Agreement, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(c)          Exhibits

99.1                  Duke Realty Corporation 2005 DIU Replacement Plan.

99.2                  Form of Forfeiture Agreement/Performance Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary

Dated:	December 9, 2005